EXHIBIT 14.4

15th March 2005

AstraZeneca PLC
Legal & Secretary’s Department
Room 3.10, Stanhope Gate
15 Stanhope Gate
London W1K 1LN

For the attention of Adrian Kemp

Dear Sirs,

IMS Data Disclosure for Annual Report

In connection with AstraZeneca PLC’s (“AstraZeneca”) anticipated filing of certain registration statements IMS HEALTH hereby authorizes you to refer to IMS HEALTH and certain pharmaceutical industry data derived by IMS HEALTH, as identified on the pages annexed hereto as Exhibit A, a selection of pages from AstraZeneca’s Annual Report for the fiscal year ended 2004 (the “Annual Report”), which is incorporated by reference in the registration statements No. 33-83774 for AstraZeneca and Zeneca Wilmington Inc. and No. 333-114165 for AstraZeneca, each on Form F-3, and in the registration statements No. 333-09060, No. 333-09062, No. 333-65362, No. 333-65366, No. 333-12310, No. 333-12426, No. 333-12428, No. 333-13328 and No. 333-13918 on Form S-8 for AstraZeneca. A copy of the relevant pages of the Annual Report has been provided to IMS HEALTH.

Our authorization is subject to your acknowledgement and agreement that:

1)	IMS HEALTH has not been provided with a full copy of the draft Annual Report but only a very limited number of pages from the documents as indicated above;

2)	IMS HEALTH has not undertaken an independent review of the information disclosed in the Annual Report other than to discuss our observations as to the accuracy of the information relating to IMS HEALTH and certain pharmaceutical industry data derived by IMS HEALTH;

3)	AstraZeneca acknowledges and agrees that IMS HEALTH shall not be deemed an “Expert” in respect of AstraZeneca’s securities filings, and AstraZeneca agrees that it shall not characterize IMS HEALTH as such; and

4)	AstraZeneca accepts fully responsibility for the disclosure of all information and data, including that relating to IMS HEALTH, set forth in the Annual Report as filed with the SEC and agrees to indemnify IMS HEALTH from any third party claims that may arise therefrom.

Please indicate your agreement to the foregoing by signing in the space indicated below. Our authorisation will not become effective until accepted and agreed by AstraZeneca.

Very truly yours,

/s/ Paul Jenner

Paul Jenner, Director Communications and Marketing Services
For and on behalf of IMS HEALTH

ACCEPTED AND AGREED
this 17th day of March 2005:

AstraZeneca PLC

By:	/s/ Adrian Kemp
	Name:	Adrian Kemp
	Title:	Assistant Secretary

2

Exhibit A

Annotations from AZ Annual report 2004_IMS.pdf

Page 1 (corresponds to page 2 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:22:20 PM
AZ growth: IMS Health, IMS MIDAS Quantum MAT Qtr3/2004;

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 8:45:44 AM
As previous years a reference will be made on the contents page for the sourcing of IMS Health data.
Please note, pagination in the notes refer to this PDF document, not to the Annual Report pagination

Page 2 (corresponds to page 4 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:21:23 PM
Seroquel: IMS Health, NPA Plus Dec 2004
N5A1

Page 3 (corresponds to page 6 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 8:53:59 AM
All market data in the Global Market Overview (column 1) is from IMS Health, IMS MIDAS Quantum,
46 countries; MAT Sep 2004

Page 4 (corresponds to page 12 of the Annual Report)

Annotation 1; Label: BaseInstaller;
Caridovascular: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
C + A8A + A10 +B1 + B2

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:20:33 PM
Crestor: IMS Health and AstraZeneca estimates

Page 5 (corresponds to page 13 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:19:41 PM
Atacand: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
C9C+C9D

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:20:09 PM
Seloken/Toprol-XL: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004

Page 6 (corresponds to page 14 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:18:03 PM
Crestor: IMS Health, Crestor launch track; Weekly data from IMS Health Netherlands,
UK, France, Italy and monthly from Canada
C10A1

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:19:17 PM
Toprol-XL: IMS Health, NPA Plus; Dec 2004

Page 7 (corresponds to page 15 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:17:40 PM
GI market: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
A2+A3

Page 8 (corresponds to page 16 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:17:26 PM
Nexium: IMS Health, NPA Plus; December 2004
A2B2

Page 9 (corresponds to page 17 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:16:53 PM
Neuroscience: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004;
N + G4B4 + L3B2 +L3A (glatiramer acetate only)
definitions of the submarkets available on request

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:16:33 PM
Seroquel: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004;
N5A1
IMS Health, NPA Plus Dec 2004

Annotation 3; Label: BaseInstaller; Date: 2/7/2005 1:15:38 PM
IMS Health, IMS Zomig: MIDAS Quantum; Medical data top5 Europe
N2C1
Annotation 4; Label: BaseInstaller; Date: 2/7/2005 1:16:03 PM
Diprivan: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
N1A2

Page 10 (corresponds to page 18 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:22:39 PM
Naropin: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004 bupivacaine, levobupivacaine, ropivacaine

Page 11 (corresponds to page 19 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:23:09 PM
Seroquel: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
N5A1

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:23:39 PM
Seroquel US: IMS Health, NPA Plus Dec. 2004
N5A1

Page 12 (corresponds to page 20 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:23:54 PM
Oncology: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
L1+L2

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:24:22 PM
Casodex: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
L2B2

Annotation 3; Label: BaseInstaller; Date: 2/7/2005 1:24:08 PM
Zoladex: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004;
Goserelin, leuprorelin, buserelin, nafarelin, triptorelin, abarelix (irregardless of class)

Page 13 (corresponds to page 21 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:24:43 PM

Arimidex: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
L2B3

Page 14 (corresponds to page 22 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:24:57 PM
Arimidex: IMS Health, NPA plus; Dec 2004
L2B3 + tamoxifen

Page 15 (corresponds to page 23 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:25:21 PM
Respiratory: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
R

Page 16 (corresponds to page 24 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 2:06:31 PM
Rhinocort: IMS Health, IMS MIDAS Quantum, MAT/Sep/2004
R1A1

Page 17 (corresponds to page 25 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 2:06:43 PM
Infection: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004
J

Page 18 (corresponds to page 26 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 2:07:20 PM
AZ US: IMS Health, IMS US; MAT/Sep/2004

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 2:07:28 PM
Nexium US: IMS Health, NPA Plus; Dec 2004
A2B2

Annotation 3; Label: BaseInstaller; Date: 2/7/2005 2:07:54 PM
Seroquel USIMS Health, NPA plus; Dec 2004
Seroquel: N5A1
IMS Health, IMS MIDAS Quantum Monthly
N5A1

Annotation 4; Label: BaseInstaller; Date: 2/7/2005 2:08:12 PM
IMS Health, IMS Canada
Canada: IMS Health, IMS MIDAS Quantum Monthly; Dec 2004
C10A1 Crestor
A2B2 Losec
L1+L2 Oncology

Page 19 (corresponds to page 27 of the Annual Report)

Annotation 1; Label: BaseInstaller; Date: 2/7/2005 1:00:00 PM
Europe: IMS Health, IMS MIDAS Quantum, 46 countries; MAT/Sep/2004

Annotation 2; Label: BaseInstaller; Date: 2/7/2005 1:02:16 PM
France: IMS Health, IMS MIDAS Quantum; MAT/Sep/2004

Annotation 3; Label: BaseInstaller; Date: 2/7/2005 1:01:59 PM
Germany: IMS Health,

IMS Pharmascope Real; MAT/Sep/ 2004

Annotation 4; Label: BaseInstaller; Date: 2/7/2005 1:01:45 PM
 Italy: IMS Health, IMS MIDAS Quantum Monthly; Nov 2004

Annotation 5; Label: BaseInstaller; Date: 2/7/2005 1:00:49 PM
Central and East Europe: IMS Health, IMS MIDAS; MAT/Sep/2004 and other local sources

Annotation 6; Label: BaseInstaller; Date: 2/7/2005 1:03:01 PM
Japan: IMS Health, IMS MIDAS Quantum; MAT/Sep/2004

Annotation 7; Label: BaseInstaller; Date: 2/7/2005 1:01:25 PM
Asia Pacific: IMS Health, IMS MIDAS Quantum; 46 countries, MAT/Sep/2004

Annotation 8; Label: BaseInstaller; Date: 2/7/2005 1:01:04 PM
Latin America: IMS Health, IMS MIDAS Quantum; 46 countries, MAT/Sep/2004